UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	September 8, 2017

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On September 6, 2017, Badger Meter, Inc. (the “Company”) appointed Kenneth C. Bockhorst, age 44, to the position of Senior Vice President – Chief Operating Officer of the Company.  Mr. Bockhorst is anticipated to begin service no later than November 1, 2017.  Mr. Bockhorst currently serves as the Executive Vice President of the Energy Segment of Actuant Corporation, a diversified industrial company (“Actuant”), a position he has held since April 2016.  From 2011 until April 2016, he served as the Global Operations Leader of Actuant’s Enerpac business.  Prior to joining Actuant, Mr. Bockhorst held product management and operational leadership roles at IDEX Corporation and Eaton Corporation.

Mr. Bockhorst was not selected as Senior Vice President – Chief Operating Officer pursuant to any agreement or understanding between him and any other person. Mr. Bockhorst does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K nor any family relationships reportable under Item 401(d) of Regulation S-K.

In connection with his appointment, Mr. Bockhorst is entitled to, among other things: (i) an annual base salary of $500,000; (ii) a one-time equity grant of $700,000 in the form of restricted stock, which will vest ratably over a five-year period; (iii) eligibility to participate in the Company’s annual bonus plan program with a target bonus of 70% of base salary; (iv) eligibility to participate in the Company’s Long-Term Incentive Plan comprised of the following: (a) 30% restricted stock awards, with cliff-vesting to occur at the end of a three-year period, (b) 30% stock option awards, with vesting to occur ratably over a five-year period and (c) 40% performance shares, with grants generally occurring on the first Friday of March each year; (v) eligibility to enter into a Key Executive Employment and Severance Agreement with the Company, which provides for two years severance benefits for all executive officers in the event that there is a change-in-control of the Company; and (vi) all other usual compensation and benefit programs available to an executive officer of the Company.  For more information on the Company’s compensation and benefit programs, see the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on March 14, 2017.  The description of Mr. Bockhorst’s Key Executive Employment and Severance Agreement is qualified in its entirety by reference to the form of severance agreement filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 4, 2009, which form of severance agreement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing the appointment of Mr. Bockhorst.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibit listed in the accompanying exhibit index is furnished under Item 7.01 of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
(99.1)	Badger Meter, Inc. Press Release, dated September 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:	September 8, 2017	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel and Secretary